UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 17, 2010 (May 16, 2010)

Psychiatric Solutions, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-20488 (Commission File Number)	23-2491707 (IRS Employer Identification No.)
6640 Carothers Parkway, Suite 500, Franklin, Tennessee 37067
(Address of Principal Executive Offices)
(615) 312-5700
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.
     On May 16, 2010, Psychiatric Solutions, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Universal Health Services, Inc., a Delaware corporation (“UHS”), and Olympus Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of UHS (“Merger Sub”). Under the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of UHS (the “Merger”).
     At the effective time of the Merger (the “Effective Time”), each outstanding share of common stock of the Company (the “Common Stock”), other than shares held in the Company’s treasury or owned by UHS or Merger Sub, or owned by any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be cancelled and converted into the right to receive $33.75 in cash, without interest (the “Merger Consideration”). At the Effective Time, each outstanding option to purchase shares of Common Stock that is outstanding and unexercised as of immediately prior to the Effective Time, whether vested or unvested, shall become fully vested and exercisable, and all restricted shares of Common Stock granted under the Company’s equity plans shall become fully vested and transferable and all restrictions on such restricted Common Stock shall lapse. Each holder of an option that is outstanding and unvested as of immediately prior to the Effective Time and has an exercise price per share that is less than the per share Merger Consideration shall be entitled to receive in exchange for the cancellation of such option an amount in cash equal to the product of (i) the difference between the per share Merger Consideration and the applicable exercise price of such option and (ii) the aggregate number of shares that remain issuable upon exercise of such option, subject to applicable withholding requirements.
     The Company has made customary representations, warranties and covenants in the Merger Agreement, which generally expire at the Effective Time. The Company is subject to a “no-shop” restriction on its ability to solicit third-party proposals, provide information and engage in discussions with third parties. The no-shop provision is subject to a “fiduciary-out” provision that allows the Company to provide information and participate in discussions with respect to third party proposals submitted after the date of the Merger Agreement if the Board of Directors (acting through the special committee of the Board of Directors (the “Special Committee”) or otherwise) determines in good faith (after consultation with its advisors) that such proposal is, or could reasonably be expected to result in, a Superior Proposal (as defined in the Merger Agreement) and that failure to take such actions would be inconsistent with the Board’s fiduciary duties.
     UHS and Merger Sub have obtained debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for UHS to pay the aggregate Merger Consideration and all related fees and expenses. Consummation of the Merger is not subject to a financing condition, but is subject to various other conditions, including adoption of the Merger Agreement by the Company’s stockholders, expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary closing conditions. The companies expect to close the transaction during the fourth quarter of 2010.
     The Merger Agreement contains termination rights, including if the Company’s Board of Directors (or the Special Committee) changes its recommendation to the stockholders if the failure to do so would be inconsistent with its fiduciary duties under applicable law, and provides that, upon the termination of the Merger Agreement, under specified circumstances, the Company will be required to reimburse UHS for its transaction expenses and that, under specified circumstances, the Company will be required to pay UHS a termination fee of $71.5 million.
     The parties to the Merger Agreement are entitled to specific performance of the terms and provisions of the Merger Agreement, in addition to any other remedy to which they are entitled, including damages for any breach of the Merger Agreement by the other party.
     The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2 and incorporated herein by reference.
     The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or UHS or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Important Additional Information Regarding the Merger will be Filed with the Securities and Exchange Commission
     In connection with the proposed merger, the Company will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO. Security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the Securities and Exchange Commission’s web site at www.sec.gov. The proxy statement and such other documents may also be obtained for free from the Company by directing such request by mail or telephone to Psychiatric Solutions, Inc., 6640 Carothers Parkway, Suite 500, Franklin, Tennessee 37067, Attention: Christopher L. Howard, Esq., Executive Vice President, General Counsel and Secretary, telephone: (615) 312-5700, or from the Company’s website, located at www.psysolutions.com.
     The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of the Company’s directors and executive officers in the solicitation, which may be different than those of the Company’s stockholders generally, is set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.

Item 7.01	Regulation FD Disclosure.
     On May 17, 2010, the Company and UHS issued a joint press release announcing that they had entered into the Merger Agreement. A copy of the press release is furnished herewith as Exhibit 99 hereto.
Forward-Looking Statements
     This Current Report and the press release furnished herewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding expectations as to the completion of the Merger and the other transactions contemplated by the Merger Agreement. The forward-looking statements contained herein and therein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, the ability of the parties to the Merger Agreement to satisfy the conditions to closing specified in the Merger Agreement and the potential disruption the proposed Merger may cause to the Company’s current plans and operations. More information about the Company and other risks related to the Company are detailed in the Company’s most recent annual report on Form 10-K for the fiscal year ended December 31, 2009, and its subsequent quarterly report on Form 10-Q and current reports on Form 8-K as filed with the SEC. The Company does not undertake an obligation to update forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
2	Agreement and Plan of Merger, dated as of May 16, 2010, by and among the Company, Universal Health Services, Inc. and Olympus Acquisition Corp.*

99	Press Release of Psychiatric Solutions, Inc. and Universal Health Services, Inc., dated May 17, 2010.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHIATRIC SOLUTIONS, INC.
Date: May 17, 2010	By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
2	Agreement and Plan of Merger, dated as of May 16, 2010, by and among the Company, Universal Health Services, Inc. and Olympus Acquisition Corp.*

99	Press Release of Psychiatric Solutions, Inc. and Universal Health Services, Inc., dated May 17, 2010.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.